NEWS RELEASE

FOR IMMEDIATE RELEASE

October 25, 2006

CAPITOL FEDERAL FINANCIAL

ANNOUNCES QUARTERLY DIVIDEND

Topeka, KS - Capitol Federal Financial (CFFN) announced today that its Board of Directors declared a quarterly cash dividend of $0.50 per share on outstanding CFFN common stock.

The dividend is payable on November 17, 2006 to stockholders of record as of the close of business on November 3, 2006.

CFFN will announce its earnings for the fiscal year ended September 30, 2006 on November 10, 2006.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank which operates 38 branch offices in Kansas.

News and other information about the Company can be found on the Internet at the Bank’s website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward looking statements represent the Company’s judgment as of the date of the release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe
Vice President, Investor Relations
700 S Kansas Ave.
Topeka, KS 66603
(785) 270-6055
jwempe@capfed.com